                                    EXHIBIT 5

                                                                       EXHIBIT 5





                                  May 14, 1998



Hayes Corporation
5854 Peachtree Corners East
Norcross, Georgia  30092

                  Re: 1998 Stock Incentive Plan of Hayes Corporation and Hayes Corporation Employee Stock Purchase Plan

Ladies and Gentlemen:

                  We have served as counsel for Hayes Corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of 3,000,000 shares of its common stock, $.01 par value (the "Shares"), which are proposed to be offered and sold pursuant to the 1998 Stock Incentive Plan of Hayes Corporation and Hayes Corporation Employee Stock Purchase Plan (individually, a "Plan" and collectively, the "Plans"), and pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

                  In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers, including that certain Officer's Certificate dated December 30, 1997, and certificates of public officials as we have deemed necessary. We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Delaware, and, for the purposes of this opinion, we have assumed that the laws of the State of Delaware are identical to the laws of the State of Georgia.

                  Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the respective Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or other rules and regulations of the Commission thereunder.

                                    WOMBLE CARLYLE SANDRIDGE & RICE
                                    A Professional Limited Liability Company

                                    /s/ WOMBLE CARLYLE SANDRIDGE & RICE
                                    -----------------------------------------

                                      II-7